                                        Exhibit 11
                                      (Page 1 of 2)

                          COMPUTATION OF NET INCOME PER COMMON SHARE
                          (in thousands - except per share amounts)

                                                            Three months                     Nine months
                                                           ended March 31,                ended March 31,
                                                         1995          1994              1995          1994
                                                      ----------    ----------        ----------    -------
COMPONENTS OF PRIMARY NET INCOME
 PER COMMON SHARE:

  Income before extraordinary loss...........          $ 14,254     $ 11,387           $ 41,170     $ 44,151

  Extraordinary loss.........................              --           --              (4,493)         --
                                                       ---------    --------           --------    -------

  Net income.................................        $   14,254     $ 11,387          $  36,677     $ 44,151
                                                     -----------    --------          ---------     -------
                                                     -----------    --------          ---------     -------



  Average common shares outstanding
    during the period........................            22,037       21,964             22,023       21,902

  Average treasury shares held
    during the period........................            (1,130)        --                (707)         --

  Common shares issuable with
    respect to common equivalents
    for stock options........................               268          287                238          236
                                                         ------       ------             ------       ------

  Average common and common
    equivalent shares outstanding............            21,175       22,251             21,554       22,138
                                                         ------       ------             ------       ------
                                                         ------       ------             ------       ------

  Primary earnings per share:

    Income before extraordinary loss.........           $  0.67      $  0.51            $  1.91      $  1.99

    Extraordinary loss.......................               --           --              (0.21)          --
                                                        --------      ------             ------       ------

    Net income...............................           $  0.67      $  0.51            $  1.70      $  1.99
                                                        --------     -------            -------      -------
                                                        --------     -------            -------      -------

                                        Exhibit 11
                                      (Page 2 of 2)

                          COMPUTATION OF NET INCOME PER COMMON SHARE
                          (in thousands - except per share amounts)


                                                            Three months                     Nine months
                                                           ended March 31,                 ended March 31,
                                                         1995          1994              1995          1994
                                                      ----------    ----------        ----------    -------
COMPONENTS OF FULLY DILUTED NET
 INCOME PER COMMON SHARE:

  Income before extraordinary loss...........          $ 14,254     $ 11,387           $ 41,170     $ 44,151

  Extraordinary loss.........................               --           --             (4,493)         --
                                                       ---------  ----------          ---------    -------

  Net income.................................          $ 14,254     $ 11,387          $  36,677     $ 44,151
                                                       ---------  ----------          ---------    --------
                                                       ---------  ----------          ---------    --------

  Average common shares outstanding
    during the period........................            22,037       21,964             22,023       21,902

  Average treasury shares held
    during the period........................            (1,130)         -                (707)          -

  Common shares issuable with
    respect to common equivalents
    for stock options........................               302          257                302          258
                                                         ------       ------             ------       ------

  Average common and common
    equivalent shares outstanding............            21,209       22,221             21,618       22,160
                                                         ------       ------             ------       ------
                                                         ------       ------             ------       ------

  Fully diluted earnings per share:

    Income before extraordinary loss.........           $  0.67      $  0.51            $  1.91      $  1.99

    Extraordinary loss.......................               --          --               (0.21)         --
                                                        -------      -------            -------      ------

    Net income...............................           $  0.67      $  0.51            $  1.70      $  1.99
                                                        =======      =======            =======      =======


                                                     - vi -